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                                                                     EXHIBIT 8.1

November 18, 2004

Coinmach Service Corp.
303 Sunnyside Boulevard
Plainview, New York  11803

Re:   Registration Statement on Form S-1 (File
      No. 333-114421)

Ladies and Gentlemen:

      We have acted as counsel to Coinmach Service Corp., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (Registration No. 333-114421) (as amended or supplemented, the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance by the Company of (i) an aggregate of 21,083,332 shares of Class A common stock, par value $0.01 per share (together with any additional shares of such stock that may be issued by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offerings described in the Registration Statement, the "Class A Shares"), (ii) $149.43 million aggregate principal amount of senior secured notes due 2024 (together with any additional senior secured notes that may be issued by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offerings described in the Registration Statement and forming a part of the IDSs (as defined below), the "IDS Notes"), (iii) an aggregate of 21,083,332 Income Deposit Securities (together with any Income Deposit Securities that may be issued by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offerings described in the Registration Statement, "IDSs"), each representing one Class A Share and a $6.75 principal amount of Notes, (iv) the issuance by the Company of $20.0 million aggregate principal amount of senior secured notes of the Company to be sold separately from the IDSs (together with any additional senior secured notes to be sold separately from the IDSs that may be issued by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offerings described in the Registration Statement, the "Third Party Notes", and together with the IDS Notes, the "Notes"), and (v) certain other transactions described in the Registration Statement. Terms used herein without definition have the meanings ascribed to them in the prospectus forming a part of the Registration Statement.

      In connection with rendering our opinions herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the following documents (or the forms thereof) attached as exhibits to the Registration:

      (a) the indenture (the "Indenture") by and among the Company, Coinmach Laundry Corporation, a Delaware corporation ("Laundry Corp."), and the other subsidiary guarantors party thereto from time to time, and The Bank of New York, as trustee and collateral agent (the "Trustee") (including all schedules and exhibits thereto);

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      (b)   the Purchase Agreement, to be dated on or about the date hereof, by and among the Company, the Guarantor, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters named therein;

      (c)   the Notes;

      (d) the note (the "Intercompany Note") issued by Coinmach Corporation, a Delaware corporation, to the Company;

      (e)   the guarantees of the Intercompany Note;

      (f) the Purchase Agreement between the Company and Coinmach Holdings, LLC, a Delaware limited liability company ("Holdings"), for the purchase of the Company's Class B common stock;

      (g) the Pledge Agreement by the Company and Laundry Corp. in favor of the Trustee, as collateral agent;

      (h) the Security Agreement by the Company and the Guarantor in favor of the Trustee, as collateral agent;

      (i) the Intercreditor Agreement by and among Deutsche Bank Trust Company of the Americas, as collateral agent under a certain credit agreement, and the Trustee, as collateral agent pursuant to the indenture, and as acknowledged by the Guarantor;

      (j)   the other agreements attached as exhibits to the Registration
            Statement;

      (k) the Amended and Restated Certificate of Incorporation of the Company; and

      (l)   the Amended and Restated Bylaws of the Company;

as well as such other information and documents and such matters of law as in our discretion we have deemed necessary, appropriate or relevant as a basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies thereof, and the authenticity of the originals of such copies. We have also assumed, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had, and with respect to agreements or instruments to be executed, delivered and performed, will have, the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been, and with respect to agreements or instruments to be executed, delivered and performed upon completion of the Transactions, will be, duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties. We have not made an independent investigation of the facts set forth either in the
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Registration Statement or such other documents that we have examined. We have consequently assumed in rendering this opinion that the information presented in the Registration Statement and such other documents or otherwise furnished to us accurately and completely describes, in all material respects, all facts relevant to the Transactions, the Company, the Company's subsidiaries and their respective activities. We have further assumed that (i) each provision of the agreements enumerated above is, or, as applicable, upon execution and delivery will be, legal, valid, binding, and enforceable against the parties thereto in accordance with its terms under applicable law, (ii) all representations and warranties made by all parties in and pursuant to such agreements, and representations and determinations as to certain factual matters to be made in letters from the Company, the purchasers of the Third Party Notes, and Jefferies & Company, Inc., a lead manager of the Company's offering of the IDSs and Third Party Notes, will be, and to the extent such representations and warranties are forward-looking, will continue to be, accurate, (iii) all parties to such agreements and the beneficial owners of Notes and IDSs will perform in accordance with the terms of such agreements, (iv) in the case of the agreements and other documents enumerated above that were originally entered into prior to the date hereof, none of such agreements or documents has been amended on or prior to the date hereof, (v) to the extent that any of the agreements enumerated above require delivery of an opinion in the future as to any United States federal income tax matter, each such opinion will be correct (or, to the extent waived, would be correct if issued), and (vi) there are no agreements or understandings other than those enumerated above or of which we have otherwise been informed that would affect our opinions set forth herein.

      Our opinions set forth herein are based upon applicable provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the Internal Revenue Service and existing judicial decisions, all of the foregoing of which are subject to change or revocation, possibly with retroactive effect. We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America. No rulings will be sought from the Internal Revenue Service with respect to any of the matters discussed herein. Any change occurring after the date hereof in, or a variation from, any of the foregoing bases for our opinions could affect the conclusions expressed below.

      Based upon the foregoing, the statements set forth in the prospectus forming a part of the Registration Statement under the caption "Material United States Federal Income Tax Consequences," insofar as they discuss matters of United States federal tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, constitute our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

      Except as set forth above, we express no other opinion as to any United States federal, state, local or foreign tax consequences. Moreover, we note that no statutory, administrative or judicial authority directly addresses the United States federal tax treatment of securities such as IDSs and that our opinion represents only our best judgment and is not binding on the Internal
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Revenue Service or the courts, any of which could take a contrary position. We are furnishing this opinion to you solely in connection with the issuance of the IDSs and Third Party Notes, and it is not to be relied upon for any other purpose or by any other person without our prior written consent.

      We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the use of our name under the captions "Summary," "Risk Factors," "Description of Certain Indebtedness," "Material United States Federal Income Tax Consequences," "Underwriting" and "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby concede that we are within the persons whose consent is required under section 7 of the Securities Act of 1933, as amended.

                                    Very truly yours,


                                    /s/ Mayer, Brown, Rowe & Maw LLP
                                    --------------------------------
                                    MAYER, BROWN, ROWE & MAW LLP